Colorado Secretary of State
ID#: 20171200005
Document #: 20261022763
Filed on: 01/06/2026 01:22:06 PM
Paid: $25.00

E-Filed

Business Program
Colorado Secretary of State
1700 Broadway, Ste. 550 Denver, CO 80290
Phone: 303-894-2200 Fax: 303-869-4864
Email: Business@coloradosos.gov Website: www.coloradosos.gov

Articles of Amendment

Filed pursuant to §7-90-301, et seq., §7-110-106 of the Colorado Revised Statutes (C.R.S.)

Section 1 – ID number and entity name

For the entity, its ID number and entity name are

ID Number:

20171200005

Entity name:

Venu Holding Corporation

Section 2 – New entity name (if applicable)

The new entity name is:

Section 3 – Attachments (if applicable)

If applicable, adopt the following statement by marking the box and include an attachment:

☒ This document contains additional amendments or other information

Section 4 – Delayed effective date (if applicable)

The delayed effective date and/or time (mm/dd/yyyy hour:minute am/pm) of this document is (if applicable):

Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. If you don't enter a specific time, the filing will take effect at 11:59 PM. Times are MST/MDT.

Section 5 – Notice of perjury

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

Section 6 – Filer's information

The true name and mailing address of the individual causing the document to be delivered for filing are:

Last name	First name	Middle	Suffix
Atkinson	Heather		

Address 1
1755 Telstar Dr Ste 501

Address 2

City	State	ZIP code
Colorado Springs	CO	80920

Province (if applicable)	Country
	United States

If the following statement applies, adopt the statement by marking the box and include an attachment:

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Section 7 – Disclaimer

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet.

Questions should be addressed to the user's legal, business or tax advisor(s).

AMENDMENT NO. 1
TO
CERTIFICATE OF DESIGNATION, PREFERENCES, AND RIGHTS
OF
SERIES B 4% CONVERTIBLE PREFERRED STOCK

(Under 7-90-301 et seq. and 7-110-106 of the Colorado Revised Statutes)

Venu Holding Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the Colorado Business Corporation Act (the "Act"),

DOES HEREBY CERTIFY:

FIRST: This Amendment to the Certificate of Designation, Preferences, and Rights of Series B 4% Convertible Preferred Stock (the "Certificate") shall be effective as of the time of filing by the Colorado Secretary of State.

SECOND: The following resolution was duly adopted by the Board of Directors of the Corporation (or a duly authorized committee thereof) as required by the Act.

THIRD: The Corporation and holders of all outstanding shares of Series B 4% Convertible Preferred Stock have approved this amendment.

NOW, THEREFORE, BE IT RESOLVED, Section 1 of the Certificate is amended and restated as follows:

1. Designation of Series B 4% Convertible Preferred Stock. A series of Preferred Stock shall consist of 1,342 shares and shall be designated as "Series B 4% Convertible Preferred Stock" (the "Series B Preferred Stock"). Except as provided in this Certificate of Designation, Preferences, and Rights (this "Certificate"), the number of shares of Series B Preferred Stock may be decreased by resolution of the Board and included as undesignated authorized preferred stock, provided that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares of Series B Preferred Stock then outstanding, plus such amount as may be issued as dividends on the Series B Preferred Stock and provided that any cancelled shares of Series B Preferred Stock may not be reissued.

IN WITNESS WHEREOF, the undersigned has executed this Amendment to Certificate of Designation, Preferences, and Rights of Series B 4% Convertible Preferred Stock on this 6th day of January 2026.

VENU HOLDING CORPORATION.

By: Signed by: Heather Atkinson
Name: Heather Atkinson
Title: Chief Financial Officer